FILED PURSUANT TO RULE 424(B)(3)
REGISTRATION NO: 333-146959

STRATEGIC STORAGE TRUST, INC.

SUPPLEMENT NO. 1 DATED APRIL 28, 2008

TO THE PROSPECTUS DATED MARCH 17, 2008

This document supplements, and should be read in conjunction with, the prospectus of Strategic Storage Trust, Inc. dated March 17, 2008. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to disclose:

•	an update on the status of our offering;

•	a declaration of distributions for the second quarter of 2008;

•	a revision to the “Suitability Standards” section of the prospectus;

•	an update to the “Prior Performance Summary” section of the prospectus;

•	a revision to the Distribution Reinvestment Plan included as Appendix C to the prospectus; and

•	an update to the unaudited prior performance tables.

Status of the Offering

We commenced the initial public offering of shares of our common stock on March 17, 2008. Until our receipt and acceptance of subscriptions aggregating at least $1 million, all subscription proceeds will be placed in escrow pursuant to the terms of an escrow agreement with The Bank of New York. As of April 28, 2008, we have not satisfied the initial escrow conditions of this offering.

Declaration of Distributions

On April 9, 2008, our board of directors declared distributions for the second quarter of 2008 in the amount of $0.00191257 per day per share on the outstanding shares of common stock (equivalent to an annual distribution rate of 7% assuming the share was purchased for $10) payable to stockholders of record of such shares as shown on our books at the close of business on each day during the period, commencing on the date we raise the minimum offering of $1,000,000, and continuing on each day thereafter through and including June 30, 2008. Such distributions payable to each stockholder of record during a month will be paid on such date of the following month as our President may determine.

Suitability Standards

The fourth (4th) bullet point of the third paragraph of Page i of the “Suitability Standards” section of the prospectus is hereby deleted in its entirety and replaced with the following:

“•	For Iowa, Massachusetts, Michigan, Ohio, Oregon and Pennsylvania Residents – Shares will only be sold to residents of the States of Iowa, Massachusetts, Michigan, Ohio, Oregon and Pennsylvania representing that they have a liquid net worth of at least ten times their investment in us and our affiliates and that they meet one of our suitability standards.”

Prior Performance Summary

The “Prior Performance Summary” section of the prospectus is hereby deleted in its entirety and replaced with the following:

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of certain real estate programs sponsored by U.S. Commercial LLC, our sponsor, and other affiliates of our advisor, including certain officers and directors of our advisor. You should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

The information in this section and in the Prior Performance Tables included in this supplement as Appendix A show relevant summary information regarding programs sponsored or co-sponsored by our sponsor. As described below, our sponsor has sponsored or co-sponsored private offerings of real estate programs that have investment objectives, including particular investment types, that are considerably similar to ours. Some programs, remaining in operation, may acquire additional properties in the future. Our sponsor intends to continue to sponsor private offerings of real estate programs. To the extent that such future offerings or programs remaining in operation share the same or similar investment objectives or acquire properties in the same or nearby markets, such programs may be in competition with the investments made by us. See the “Conflicts of Interest” section of the prospectus for additional information. Programs that list substantially the same investment objectives as we do in the prospectus or private offering memorandum are considered to have investment objectives similar to ours, regardless of the particular emphasis that a program places on each objective.

The information in this summary represents the historical experience of U.S. Commercial LLC sponsored or co-sponsored programs. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) sale or disposals of properties by prior real estate programs (Table V). Additionally, Table VI, which is contained in Part II of Post-Effective Amendment No. 1 to the registration statement and is not part of this supplement or the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of Table VI to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately our sponsor’s experience with like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

Private Programs — Overview

The prior privately-offered programs sponsored or co-sponsored by our sponsor include 11 single-asset real estate tenant-in-common offerings, two privately-offered REITs, three multi-asset Delaware Statutory Trust offerings, one single-asset Delaware Statutory Trust offering, and one single-asset real estate limited liability company. Limited partnership units were privately offered in conjunction with four of the aforementioned tenant-in-common offerings and limited liability company units were privately offered in conjunction with five of the aforementioned tenant–in-common offerings. Investors in these unit offerings acquired an undivided tenant-in-common interest in the property that was the subject of such offering. Investors in these 18 privately-offered programs had raised approximately $307 million of gross offering proceeds from approximately 1,578 investors. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of the affiliates of our advisor in raising and investing funds for private offerings closed during the previous three years and compensation paid to the sponsors of these programs.

With a combination of debt and offering proceeds, these privately-offered programs invested approximately $737 million (including acquisition and development costs) in 39 properties. Based on the aggregate amount of acquisition and development costs, approximately 95% was spent on existing or used properties and approximately 5% was spent on construction or redevelopment properties. Based on the aggregate amount of acquisition and development costs, our assets in these programs can be categorized as indicated in the chart below:

The following table shows a breakdown by percentage of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs:

Type of Property	New	Used	Construction
Office	—	100.0%	—
Self Storage	—	100.0%	—
Industrial	—	73.5%	26.5%
Retail	—	100.0%	—

As a percentage of acquisition and development costs, our diversification of these 39 properties by geographic area is as follows:

As a percentage of acquisition and development costs, our allocation of financing proceeds for these 39 properties is as follows:

See Table III of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed during the previous five years. See Table IV of the Prior Performance Tables for detailed results of such programs that have completed operations during the previous five years. See Table V of the Prior Performance Tables for detailed results of the sale or disposals of properties by such programs within the most recent three years.

The percentage of these programs with investment objectives similar to ours is approximately 100.0%. These properties had an aggregate of approximately 5.3 million square feet of gross leasable space. For more detailed information regarding acquisitions of properties by such programs during the previous three years, see Table VI contained in Part II of Post-Effective Amendment No. 1 to the registration statement of which is not a part of this supplement or the prospectus. Copies of Table VI will be provided to prospective investors upon request at no charge.

The investments of the above mentioned programs have all occurred during the previous four years. There were no investments made by these programs prior to this four year period and our sponsor did not sponsor or co-sponsor any programs prior to the four year period.

Certain properties have experienced, and may in the future experience, decreases in net income when economic conditions decline. Our sponsor, along with CB Richard Ellis Investors/U.S. Advisor, LLC, co-sponsored the offering of USA 615 North 48th ST, LLC, which together with other tenant-in-common interest holders, acquired an approximately 574,000 square foot single-tenant industrial property. The program experienced an involuntary bankruptcy of its single tenant, Le*Natures, Inc., as a result of alleged financial fraud by its senior executives, which in turn resulted in the lender commencing foreclosure proceedings. The bankruptcy trustee approved Le*Natures’ petition to terminate the lease with the tenant-in-common owners, resulting in a default on the first lien loan on the property and a receiver for the property has been appointed. Distributions to the investors have been suspended indefinitely since November 2006. The lien holder of the machinery within the facility was required to make the property lease payments, if the tenant was unable to do so, as long as the equipment remained in the facility. The owner of the equipment committed to making the lease payments through October 2007. Although situations may arise for the tenant-in-common interest holders to avoid foreclosure either through the releasing or sale of the property, our sponsor believes that distributions will remain suspended for the foreseeable future and the investors may lose some or all of their capital. In certain instances, the sponsor of these programs, or its affiliates, has agreed to make certain accommodations to benefit the owners of these properties, such as the deferral of asset management fees otherwise payable to the sponsor or its affiliates. See Prior Performance Tables I (Experience in Raising and Investing Funds), II (Compensation to Sponsor) and III (Annual Operating Results of Prior Real Estate Programs) in Appendix A for further information regarding these prior real estate programs. Our business may be affected by similar conditions. Although certain prior programs sponsored or co-sponsored by our sponsor have been adversely affected by the cyclical nature of the real estate market and general risks associated with investments in real estate, at this time, we are not aware of any other adverse business developments other than those at USA 615 North 48th ST, LLC that would be material to investors in the prior programs.

No assurance can be made that our program or other programs sponsored by affiliates of our advisor will ultimately be successful in meeting their investment objectives. Below is a summary of the three private programs previously sponsored by our sponsor that we believe are most similar to this offering.

USA Self Storage REIT, Inc.

USA Self Storage REIT, Inc. (USA SS REIT I) is a privately-offered real estate investment trust organized to invest primarily in self storage properties. USA SS REIT I completed its offering in March 2007 and raised approximately $29.9 million of gross offering proceeds. With a combination of debt and offering proceeds, USA SS REIT I has invested approximately $57 million (including acquisition and development costs) in nine properties and a single-asset Delaware Statutory Trust as of April 28, 2008. USA SS REIT I owns interests in the following properties:

•	Bay Area Self Storage in Seabrook, Texas with 681 units and 78,390 rentable square feet;

•	A Self Storage Center in Greenville, South Carolina with 351 units and 47,337 rentable square feet;

•	Signature Self Storage in Kemah, Texas with 1,311 units and 239,045 rentable square feet;

•	Fort Knox Mini Storage in Tallahassee, Florida with 1,551 units and 203,728 rentable square feet;

•	an interest in an industrial property in Hawthorne, California with 356,000 rentable square feet leased to a single tenant;

•	an interest in a self storage facility located in Baltimore, Maryland with 508 units and 70,900 rentable square feet;

•	Hollywood Mini Storage in Memphis, Tennessee with 796 units and 100,377 rentable square feet;

•	a 10% interest in USA SF Self Storage, DST, a Delaware Statutory Trust owing a self storage property located in San Francisco, California with 1,105 units and 77,900 rentable square feet;

•	an interest in a self storage property located in San Francisco, California with 1,105 units and 77,900 rentable square feet;

•	24 Hour Self Storage in Houston, Texas with 483 units and 73,319 rentable square feet; and

•	an interest in Baffin Bay Self Storage in Lake Forest, California with 1,294 units and 251,708 rentable square feet.

As a percentage of acquisition and development costs, our allocation of financing proceeds for these properties is as follows:

USA Self Storage REIT II, Inc.

USA Self Storage REIT II, Inc. (USA SS REIT II) is a privately-offered real estate investment trust organized to invest primarily in self storage properties. As of April 28, 2008, USA SS REIT II has raised approximately $22.1 million of gross offering proceeds. With a combination of debt and offering proceeds, USA SS REIT II has invested approximately $45 million (including acquisition and development costs) in five properties and an interest in a multi-property Delaware Statutory Trust as of April 28, 2008. USA SS REIT II owns interests in the following properties:

•	Stor N Save Self Storage Durango in Las Vegas, Nevada with 521 units and 65,970 rentable square feet;

•	Stor N Save Self Storage Charleston in Las Vegas, Nevada with 193 units and 21,150 rentable square feet;

•	Express Self Storage in Pearland, Texas with 643 units and 89,200 rentable square feet;

•	an interest in Baffin Bay Self Storage in Lake Forest, California with 1,294 units and 251,708 rentable square feet; and

•	Space Savers Self Storage in Daphne, Alabama with 475 units and 49,925 rentable square feet; and

•	a 2.26% beneficial interest in USA Self Storage I, DST, a Delaware Statutory Trust owning ten self storage facilities in three states, as described in more detail below.

As a percentage of acquisition and development costs, our allocation of financing proceeds for these properties is as follows:

USA Self Storage I, DST

USA Self Storage I, DST (USA SS DST I) is a Delaware Statutory Trust organized to invest in certain self storage properties. USA SS DST I completed its offering in October 2005 and received approximately $13.2 million of gross offering proceeds. With a combination of debt and offering proceeds, USA SS DST I invested approximately $36 million in ten properties. USA SS DST I owns interests in the following properties:

•	Pack Rat Self Storage in Lawrenceville, Georgia with 507 units and 77,000 rentable square feet;

•	Space Saver Self Storage in Lawrenceville, Georgia with 501 units and 65,600 rentable square feet;

•	U-Lock Self Storage in Concord, North Carolina with 554 units and 62,524 rentable square feet;

•	U-Lock Self Storage in Hickory, North Carolina with 638 units and 77,121 rentable square feet;

•	U-Lock Self Storage in Bridgewater, North Carolina with 445 units and 61,060 rentable square feet;

•	Rhino Self Storage #VIII in El Paso, Texas with 526 units and 89,900 rentable square feet;

•	Rhino Self Storage #III in El Paso, Texas with 749 units and 92,490 rentable square feet;

•	Rhino Self Storage #VII in El Paso, Texas with 510 units and 67,440 rentable square feet;

•	Rhino Self Storage in El Paso, Texas with 423 units and 60,500 rentable square feet; and

•	Northwest Highway Self Storage in Dallas, Texas with 662 units and 61,140 rentable square feet.

As a percentage of acquisition and development costs, our allocation of financing proceeds for these properties is as follows:

Distribution Reinvestment Plan

Section 13 of our Distribution Reinvestment Plan, included as Appendix C to the prospectus, is hereby deleted in its entirety and replaced with the following:

“13. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death, or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. Any limitation of the Company’s liability under this Section 13 may be further limited by Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, as applicable. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.”

The amended Distribution Reinvestment Plan is attached as Appendix C to this supplement.

Appendix A - Prior Performance Tables

The Prior Performance Tables included as Appendix A to the prospectus are hereby deleted and replaced by Appendix A which is attached to this supplement.

APPENDIX A

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables provide historical unaudited financial information relating to 17 private real estate investment programs sponsored or co-sponsored by U.S. Commercial LLC, our sponsor and an affiliate of our advisor (Prior Real Estate Programs). These Prior Real Estate Programs, with similar investment objectives to ours, include 11 single-asset real estate tenant-in-common offerings, three multi-asset Delaware Statutory Trust offerings, one single-asset Delaware Statutory Trust offering, one single-asset real estate limited liability company, and one privately-offered REIT. Limited partnership units were privately offered in conjunction with four tenant-in-common programs and limited liability company units were privately offered in conjunction with five tenant–in-common programs. Investors in each offering acquired an undivided tenant-in-common interest in the property that was the subject of such offering.

Our advisor is responsible for the acquisition, operation, maintenance and resale of our real estate properties. U.S. Commercial LLC is our sponsor and is the sponsor of the Prior Real Estate Programs and related companies. The Prior Real Estate Programs presented provide an indication of prior U.S. Commercial LLC managed real estate programs and the performance of these programs during the previous three years. However, the general condition of the economy, as well as other factors, can affect the real estate market and operations and impact the financial performance significantly.

The following tables are included herein:

Table I – Experience in Raising and Investing Funds – Table I summarizes information of the prior performance of our sponsor in raising funds for the Prior Real Estate Programs, the offerings of which closed during the previous three years. The information in Table I is unaudited.

Table II – Compensation to Sponsor – Table II summarizes the compensation paid to our sponsor and affiliates for the Prior Real Estate Programs, the offerings of which closed during the previous three years. The information in Table II is unaudited.

Table III – Annual Operating Results of Prior Real Estate Programs – Table III summarizes the operating results for the Prior Real Estate Programs, the offerings of which closed during the previous five years. The information in Table III is unaudited.

Table IV – Results of Completed Prior Real Estate Programs – Table IV summarizes the results for the Prior Real Estate Programs that have completed operations during the previous five years. The information in Table IV is unaudited.

Table V – Sales or Disposals of Properties for Prior Real Estate Programs – Table V includes all sales or disposals of properties by Prior Real Estate Programs within the most recent three years. The information in Table V is unaudited.

Additional information is contained in Table VI — Acquisitions of Properties by Programs, which is included in Part II of Post-Effective Amendment No. 1 to the registration statement which we filed with the Securities and Exchange Commission (SEC). Copies of Table VI will be provided to prospective investors at no charge upon request.

The investment objectives of the programs included in the “Prior Performance Summary” section of this supplement and presented in the Prior Performance Tables are considered to have similar investment objectives as ours. We intend to invest in income producing properties and achieve appreciation in the value of our properties over the long-term with returns anticipated from income and any increase in the value of the properties. Our stockholders will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs. Please see “Risk Factors — General Risks Related to Investments in Real Estate.” Due to the risks involved in the ownership of and investment in real estate, there is no guarantee of any level of return on your investment in us and you may lose some or all of your investment.

These tables are presented on a tax basis rather than on a GAAP basis, with the exception of USA Self Storage REIT, Inc. which is presented on a GAAP basis. Tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year. Income may be understated in the tables as compared to GAAP, as GAAP accounting would require certain amortization or leveling of rental revenue, the amount of which is undetermined at this time. Expenses may be understated by monthly operating expenses, which are typically paid in arrears.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

This table provides a summary of the experience of the sponsor and its affiliates in investing and raising funds in Prior Real Estate Programs for which the offerings have closed in the most recent three years. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

	USA Preston Center, LP (1)(3)(4)		USA 2000 West Loop, LP(1)(3)(4)		USA Matthews Corners, LLC (3)(4)
Dollar amount offered	$24,960,000		$22,800,000		$8,945,000
Dollar amount raised	24,960,000	100.0%	22,800,000	100.0%	8,945,000	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	1,996,800	8.0%	1,824,000	8.0%	827,412	9.2%
Organizational expenses	1,003,200	4.0%	906,000	4.0%	245,988	2.8%
Other	—		—		—
Reserves	1,400,000	5.6%	3,500,000	15.4%	417,063	4.7%
Percent available for investment	88.0%		88.0%		88.0%
Acquisition costs:
Prepaid items and fees related to purchase of property	677,500	2.7%	673,000	3.0%	248,477	2.8%
Cash down payment	18,075,000	72.4%	14,400,000	63.2%	6,552,000	73.2%
Acquisition fees	1,807,500	7.2%	1,497,000	6.6%	654,060	7.3%
Other	—		—		—

Total acquisition cost	20,560,000		16,570,000		7,454,537
Percent leverage	62.8%		60.9%		63.0%
Date offering began	11/5/2004		1/26/2005		9/12/2005
Length of offering (in months)	8		5		2
Months to invest 90% of amount available for investment	6		4		1

	USA Sunset Media, LLC(2)(3)(4)		USA Self Storage I, DST(5)(6)		USA Hawaii Self Storage, LLC(3)(4)
Dollar amount offered	$43,000,000		$13,250,000		$6,100,000
Dollar amount raised	43,000,000	100.0%	13,250,000	100.0%	6,100,000	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	3,440,000	8.0%	1,060,000	8.0%	488,000	8.0%
Organizational expenses	1,720,000	4.0%	543,750	4.1%	248,666	4.1%
Other	—		—		—
Reserves	6,570,153	15.3%	1,190,000	9.0%	100,000	1.6%
Percent available for investment	88.0%		88.0%		88.0%
Acquisition costs:
Prepaid items and fees related to purchase of property	1,294,847	3.0%	1,300,250	9.8%	326,734	5.4%
Cash down payment	27,500,000	64.0%	8,175,000	61.7%	4,426,600	72.6%
Acquisition fees	2,475,000	5.8%	981,000	7.4%	510,000	8.4%
Other	—		—		—

Total acquisition cost	31,269,847		10,456,250		5,263,334
Percent leverage	56.1%		65.6%		67.3%
Date offering began	10/27/2005		10/28/2005		1/13/2006
Length of offering (in months)	5		2		1
Months to invest 90% of amount available for investment	3		1		1

Past performance is not necessarily indicative of future results

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) – (Continued)

	USA Self Storage REIT, Inc.(7)		USA 615 North 48th ST, LLC(2)(3)(4)		USA Medical Towers, LP(1)(3)(4)
Dollar amount offered	$30,000,000		$33,628,000		$14,500,000
Dollar amount raised	29,833,764	100.0%	33,628,000	100.0%	14,500,000	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	2,896,152	9.7%	2,354,545	7.0%	1,160,000	8.0%
Organizational expenses	719,226	2.4%	1,345,455	4.0%	435,500	3.0%
Other	—		—		—
Reserves	888,809	3.0%	1,000,000	3.0%	378,450	2.6%
Percent available for investment	87.9%		89.0%		89.0%
Acquisition costs:
Prepaid items and fees related to purchase of property	1,500,511	5.0%	958,000	2.8%	1,103,100	7.6%
Cash down payment	20,510,905	68.8%	26,200,000	77.9%	10,115,000	69.8%
Acquisition fees	1,204,870	4.0%	1,770,000	5.3%	1,308,450	9.0%
Other	—		—		—

Total acquisition cost	23,216,286		28,928,000		12,526,550
Percent leverage	58.1%		64.9%		69.8%
Date offering began	9/7/2005		12/28/2005		5/26/2006
Length of offering (in months)	19		5		3
Months to invest 90% of amount available for investment	15		5		3

	USA 5500 S. Quebec St, LLC(2)(3)(4)		USA SF Self Storage, DST(5)(6)		USA Hawthorne, LLC
Dollar amount offered	$14,492,000		$12,094,000		$15,000,000
Dollar amount raised	14,492,000	100.0%	12,094,000	100.0%	7,500,000	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	1,014,440	7.0%	846,580	7.0%	600,000	8.0%
Organizational expenses	434,760	3.0%	362,982	3.0%	300,000	4.0%
Other	—		—		—
Reserves	1,500,000	10.4%	710,600	5.9%	600,000	8.0%
Percent available for investment	90%		90.0%		88.0%
Acquisition costs:
Prepaid items and fees related to purchase of property	1,135,300	7.8%	653,838	5.4%	—
Cash down payment	9,500,000	65.6%	8,750,000	72.3%	6,000,000	80.0%
Acquisition fees	907,500	6.3%	770,000	6.4%	—
Other	—		—		—

Total acquisition cost	11,542,800		10,173,838		6,000,000
Percent leverage	59.2%		46.5%		49.6%
Date offering began	7/7/2006		10/25/2006		12/7/2006
Length of offering (in months)	7		5		5
Months to invest 90% of amount available for investment	5		4		4

Past performance is not necessarily indicative of future results

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) – (Continued)

	Madison County Self Storage, DST(5)(6)		Montgomery County Self Storage, DST(5)(6)		USA Grand Promenade, LLC(2)(3)(4)
Dollar amount offered	$4,500,000		$6,705,300		$24,825,000
Dollar amount raised	4,500,000	100.0%	6,705,300	100.0%	24,825,000	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	315,000	7.0%	469,371	7.0%	1,737,750	7.0%
Organizational expenses	180,000	4.0%	268,212	4.0%	993,000	4.0%
Other	—		—		—
Reserves	331,260	7.4%	451,817	6.7%	2,353,420	9.5%
Percent available for investment	89.0%		89.0%		89.0%
Acquisition costs:
Prepaid items and fees related to purchase of property	621,240	13.8%	624,900	9.3%	1,803,040	7.3%
Cash down payment	2,775,000	61.7%	4,450,000	66.4%	16,975,000	68.4%
Acquisition fees	277,500	6.2%	441,000	6.6%	1,665,000	6.7%
Other	—		—		—

Total acquisition cost	3,673,740		5,515,900		20,443,040
Percent leverage	59.0%		69.7%		69.4%
Date offering began	8/31/2007		12/20/2007		9/11/2006
Length of offering (in months)	2		3		18
Months to invest 90% of amount available for investment	4		1		9

	Fontaine Business Park, LLC(2)(3)(4)
Dollar amount offered	$11,500,000
Dollar amount raised	11,500,000	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	805,000	7.0%
Organizational expenses	460,000	4.0%
Other	—
Reserves	805,000	7.0%
Percent available for investment	89.0%
Acquisition costs:
Prepaid items and fees related to purchase of property	585,000	5.1%
Cash down payment	7,500,000	65.2%
Acquisition fees	595,000	5.2%
Other	—

Total acquisition cost	8,680,000
Percent leverage	68.5%
Date offering began	11/1/2007
Length of offering (in months)	5
Months to invest 90% of amount available for investment	1

Past performance is not necessarily indicative of future results

NOTES TO TABLE I

(1)	Limited partnership units were privately offered in conjunction with this offering whereby investors purchased an undivided tenant in common interest in the property.
(2)	Limited liability company units were privately offered in conjunction with this offering whereby investors purchased an undivided tenant in common interest in the property.
(3)	The Offering is a tenant-in-common program which consists of the sale of tenant in common interests.
(4)	Acquisition cost amounts represent the amounts paid by the tenant-in-common investors to acquire their interest in the properties.
(5)	The Offering is a Delaware Statutory Trust Program whereby investors purchase beneficial interests in the trust.
(6)	Acquisition cost amounts represent the amounts paid by the beneficial interest investors to acquire interest in the properties.
(7)	Amounts herein relate to initial investments of capital raised and do not include any amounts related to the distribution reinvestment plan.

Past performance is not necessarily indicative of future results

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED)

This table sets forth the compensation paid to the sponsor and its affiliates for Prior Real Estate Programs for which the offerings have closed in the most recent three years. The table includes compensation paid out of the offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to this program.

	USA Preston Center, LP	USA 2000 West Loop, LP
Date offering commenced	11/5/2004	1/26/2005
Dollar amount raised	$24,960,000	$22,800,000
Amount paid to sponsor from proceeds of offering:
Selling Commissions	—	—
Due Diligence Expense	—	—
Marketing Fee	—	—
Organizational and Offering Expenses	1,003,200	912,000
Acquisition fees
Advisory Fees (3)	903,750	748,500
Acquisition Expenses	—	—
Other (4)	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor	3,929,052	5,986,016
Amount paid to sponsor from operations:
Property management fees	—	—
Partnership management fees	—	—
Reimbursements	—	—
Leasing commissions	—	152,570
Other (5)	236,553	620,413
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	25,177,058
Notes	—	—
Amount paid to sponsor from property sales and Refinancing
Incentive fees	—	—
Real estate commissions	—	—
Other (7)	—	983,303

Past performance is not necessarily indicative of future results

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) – (Continued)

	USA Matthews Corners, LLC	USA Sunset Media, LLC(6)	USA Self Storage I, DST
Date offering commenced	9/12/2005	10/27/2005	10/28/2005
Dollar amount raised	$8,945,000	$43,000,000	$13,250,000
Amount paid to sponsor from proceeds of offering:
Selling Commissions (1)	626,150	3,010,000	927,500
Due Diligence Expense (2)	89,450	430,000	132,500
Marketing Fee (2)	111,813	537,500	165,625
Organizational and Offering Expenses	245,988	1,182,500	378,125
Acquisition fees
Advisory Fees (3)	327,030	2,475,000	490,500
Acquisition Expenses	—	—	—
Other (4)	—	192,500	98,100
Dollar amount of cash generated from operations before deducting payments to sponsor	1,269,205	2,734,966	1,702,507
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	—	—	—
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other (5)	88,589	520,208	102,795
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and Refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) – (Continued)

	USA Hawaii Self Storage, LLC	USA Self Storage REIT, Inc.	USA 615 North 48th ST, LLC(6)
Date offering commenced	1/13/2006	9/7/2005	12/28/2005
Dollar amount raised	$6,100,000	$29,833,764	$33,628,000
Amount paid to sponsor from proceeds of offering:
Selling Commissions (1)	427,000	2,495,930	2,017,680
Due Diligence Expense (2)	61,000	356,561	336,280
Marketing Fee (2)	76,250	534,842	420,350
Organizational and Offering Expenses	172,416	719,226	924,770
Acquisition fees
Advisory Fees (3)	255,000	1,303,870	1,770,000
Acquisition Expenses	—	399,427	—
Other (4)	50,294	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor	(60,787)	1,582,736	4,499,631
Amount paid to sponsor from operations:
Property management fees	—	459,594	—
Partnership management fees	—	—	—
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other (5)	36,823	316,053	86,174
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and Refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) – (Continued)

	USA Medical Towers, LP	USA 5500 S. Quebec St, LLC	USA SF Self Storage, DST

Date offering commenced	5/26/2006	7/7/2006	10/25/2006
Dollar amount raised	$14,500,000	$14,150,000	$12,094,000
Amount paid to sponsor from proceeds of offering:
Selling Commissions (1)	1,015,000	849,000	725,640
Due Diligence Expense (2)	145,000	141,500	120,940
Marketing Fee (2)	181,250	176,875	151,175
Organizational and Offering Expenses	253,750	247,625	211,807
Acquisition fees
Advisory Fees (3)	654,225	403,750	770,000
Acquisition Expenses	—	—	—
Other (4)	—	—	105,000
Dollar amount of cash generated from operations before deducting payments to sponsor	2,559,236	2,416,354	67,907
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	—	—	—
Reimbursements	—	—	—
Leasing commissions	—	316,719	—
Other (5)	68,571	15,309	18,359
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and Refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) – (Continued)

	USA Hawthorne, LLC	Madison County Self Storage, DST	Montgomery County Self Storage, DST
Date offering commenced	12/7/2006	8/31/2007	12/20/2007
Dollar amount raised	$7,500,000	$4,500,000	$6,705,300
Amount paid to sponsor from proceeds of offering:
Selling Commissions (1)	525,000	270,000	402,318
Due Diligence Expense (2)	75,000	45,000	67,053
Marketing Fee (2)	168,750	78,750	117,343
Organizational and Offering Expenses	131,250	123,750	150,869
Acquisition fees
Advisory Fees (3)	—	277,500	441,000
Acquisition Expenses	—	—	—
Other (4)	—	90,993	51,250
Dollar amount of cash generated from operations before deducting payments to sponsor	(45,332)	120,077	—
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	—	—	—
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other (5)	—	20,073	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and Refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) – (Continued)

	USA Grand Promenade, LLC	Fontaine Business Park, LLC
Date offering commenced	9/11/2006	11/1/2007
Dollar amount raised	$24,825,000	$11,500,000
Amount paid to sponsor from proceeds of offering:
Selling Commissions (1)	1,489,500	690,000
Due Diligence Expense (2)	248,250	115,000
Marketing Fee (2)	310,313	143,750
Organizational and Offering Expenses	682,688	316,250
Acquisition fees
Advisory Fees (3)	1,665,000	595,000
Acquisition Expenses	—	—
Other (4)	192,625	97,800
Dollar amount of cash generated from operations before deducting payments to sponsor	920,949	60,241
Amount paid to sponsor from operations:
Property management fees	—	—
Partnership management fees	—	—
Reimbursements	—	—
Leasing commissions	—	—
Other (5)	109,360	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—
Notes	—	—
Amount paid to sponsor from property sales and Refinancing
Incentive fees	—	—
Real estate commissions	—	—
Other	—	—

NOTES TO TABLE II

(1)	Represents selling commissions paid to the dealer manager, an affiliate of the sponsor, all of which was reallowed to participating broker-dealers.
(2)	Represents amounts paid to the dealer manager, a portion of which was reallowed to participating broker-dealers.
(3)	Includes acquisition fees incurred by the sponsor based on the terms of the offering memorandum. For USA Medical Towers, LP, the sponsor has elected to defer a portion of the acquisition fee.
(4)	Amounts primarily relate to loan origination fees incurred by the sponsor.
(5)

Amounts are as of December 31, 2007. Amounts primarily relate to asset management and construction management fees incurred by the sponsor or an affiliate of the sponsor from operations and advisory and administrative fees, related to USA Self Storage REIT, Inc., incurred by the sponsor or an affiliate of the sponsor. For USA Hawaii Self Storage, LLC, USA Medical Towers, LP and USA 5500 S. Quebec St, LLC properties, the sponsor has elected to defer a portion of this amount.

(6)

CB Richard Ellis Investors/U.S. Advisor, LLC co-sponsored the offering with our sponsor. All advisory fees, other fees paid from offering proceeds and other fees paid from operations listed for these offerings were paid to CB Richard Ellis Investors/U.S. Advisor, LLC and were distributed between CB Richard Ellis Investors and U.S. Advisor, LLC, an affiliate of our sponsor that owns a 49% interest in U.S. Commercial LLC (See notes 3-5 in this section “Notes to Table II”).

(7)

Amounts paid to sponsor from the sale of USA 2000 West Loop, LP include a disposition fee in the amount of $819,000 and fees deferred by the sponsor during the operating period in the amount of $158,316. The sponsor additionally received $5,987 as the sole owner of the equity interests in the General Partner and all of the class B units of limited partnership interests in the partnership.

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following sets forth the unaudited operating results of Prior Real Estate Programs sponsored or co-sponsored by the sponsor, the offerings of which have been closed in the most recent five years. The information relates only to programs with investment objectives similar to this program. All amounts are as of and for the year ended December 31 for the year indicated.

	USA Preston Center, LP November 2004

	2004	2005	2006	2007
Gross revenues	$—	$4,914,474	$6,344,134	$6,200,701
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	2,564,444	2,190,193	2,721,273
Interest expense	—	1,809,573	2,240,664	2,240,664
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$540,457	$1,913,277	$1,238,764

Taxable income
— from operations	$—	$540,457	$1,913,277	$1,238,764
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	540,457	1,913,277	1,238,764
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	540,457	1,913,277	1,238,764
Less: Cash distributions to investors
— from operating cash flow (5)	—	540,457	1,112,096	1,177,645
— from sales and refinancing	—	—	—	—
— from other (5)	—	877,609	—	—

Cash generated (deficiency) after cash distributions	—	(877,609)	801,181	61,119
Less: Special items (not including sales and refinancing) (6)	—	(897,401)	739,292	(32,350)

Cash generated (deficiency) after cash distributions and special items	$—	$19,792	$61,889	$93,469

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$21.65	$76.65	$49.63
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	21.65	44.56	47.18
— return of capital (5)	—	35.16	—	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	21.65	44.56	47.18
— other (5)	—	35.16	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Briar Forest Crossing, LP December 2004
	2004	2005	2006	2007
Gross revenues	$—	$1,625,249	$1,945,717	$2,189,540
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	801,441	1,050,396	1,205,181
Interest expense	—	343,869	404,982	407,256
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$479,939	$490,339	$577,103

Taxable income
— from operations	$—	$479,939	$490,339	$577,103
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	479,939	490,339	$577,103
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	479,939	490,339	577,103
Less: Cash distributions to investors
— from operating cash flow (5)	—	300,864	354,480	366,085
— from sales and refinancing	—	—	—	—
— from other (5)	—	—	—	—

Cash generated (deficiency) after cash distributions	—	179,075	135,859	211,018
Less: Special items (not including sales and refinancing) (6)	—	86,658	138,724	281,130

Cash generated (deficiency) after cash distributions and special items	$—	$92,417	$(2,865)	$(70,112)

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$94.77	$96.83	$113.96
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	59.41	70.00	72.29
— return of capital (5)	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	59.41	70.00	72.29
— other (5)	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA 2000 West Loop, LP January 2005
	2004	2005	2006	2007
Gross revenues	$—	$4,109,550	$8,422,809	$7,774,882
Profit (loss) on sale of properties	—	—	—	106,069
Less:
Operating expenses (3)	—	2,383,499	3,758,648	4,183,929
Interest expense	—	986,595	2,030,008	1,857,597
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$739,456	$2,634,153	$1,839,425

Taxable income
— from operations	$—	$739,456	$2,634,153	$1,733,356
— from gain on sale	—	—	—	106,069
Cash generated
— from operations (5)	—	739,456	2,634,153	1,733,356
— from sales	—	—	—	106,069
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	739,456	2,634,153	1,839,425
Less: Cash distributions to investors
— from operating cash flow (5)	—	739,456	1,757,100	1,727,501
— from sales and refinancing	—	—	—	—
— from other (5)	—	87,319	—	—

Cash generated (deficiency) after cash distributions	—	(87,319)	877,053	111,924
Less: Special items (not including sales and refinancing) (6)	—	(232,015)	743,623	348,124

Cash generated (deficiency) after cash distributions and special items	$—	$144,696	$133,430	$(236,200)

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$32.43	$115.53	$76.02
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	4.65
Cash distributions to investors:
Source (on tax basis)
— investment income	—	32.43	77.07	75.77
— return of capital (5)	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	32.43	77.07	75.77
— other (5)	—	3.83	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				0%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Matthews Corners, LLC November 2005
	2004	2005	2006	2007
Gross revenues	$—	$311,669	$1,742,573	$1,905,104
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	178,132	413,821	436,514
Interest expense	—	98,943	825,660	825,660
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$34,594	$503,092	$642,930

Taxable income
— from operations	$—	$34,594	$503,092	$642,930
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	34,594	503,092	642,930
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	34,594	503,092	642,930
Less: Cash distributions to investors
— from operating cash flow (5)	—	34,594	503,092	544,984
— from sales and refinancing	—	—	—	—
— from other (5)	—	34,573	17,449	—

Cash generated (deficiency) after cash distribution	—	(34,573)	(17,449)	97,946
Less: Special items (not including sales and refinancing) (6)	—	(147,156)	(38,005)	63,961

Cash generated (deficiency) after cash distributions and special items	$—	$112,583	$20,556	$33,985

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$3.87	$56.24	$71.88
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	3.87	56.24	60.93
— return of capital (5)	—	—	1.95	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	3.87	56.24	60.93
— other (5)	—	3.87	1.95	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Sunset Media, LLC October 2005
	2004	2005	2006	2007
Gross revenues	$—	$—	$7,846,003	$10,369,518
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	—	3,642,492	6,924,160
Interest expense	—	—	2,517,660	2,916,451
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$1,685,851	$528,907

Taxable income
— from operations	$—	$—	$1,685,851	$528,907
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	—	1,685,851	528,907
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	1,685,851	528,907
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	1,685,851	528,907
— from sales and refinancing	—	—	—	—
— from other (5)	—	—	328,043	2,309,093

Cash generated (deficiency) after cash distribution	—	—	(328,043)	(2,309,093)
Less: Special items (not including sales and refinancing) (6)	—	—	(510,557)	(2,839,212)

Cash generated (deficiency) after cash distributions and special items	$—	$—	$182,514	$530,119

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$39.21	$12.30
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	39.21	12.30
— return of capital (5)	—	—	7.63	53.70
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	—	39.21	12.30
— other(5)	—	—	7.63	53.70
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Self Storage I, DST October 2005
	2004	2005	2006	2007
Gross revenues	$—	$726,890	$4,470,222	$4,925,859
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	340,644	2,150,400	3,153,422
Interest expense	—	312,565	1,288,039	1,288,039
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$73,681	$1,031,783	$484,398

Taxable income
— from operations	$—	$73,681	$1,031,783	$484,398
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	73,681	1,031,783	484,398
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	73,681	1,031,783	484,398
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	927,500	200,000
— from sales and refinancing	—	—	—	—
— from other (5)	—	—	—	—

Cash generated (deficiency) after cash distribution	—	73,681	104,283	284,398
Less: Special items (not including sales and refinancing) (6)	—	(10,411)	(682,375)	539,302

Cash generated (deficiency) after cash distributions and special items	$—	$84,092	$786,658	$(254,904)

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$5.56	$77.87	$36.56
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	70.00	15.09
— return of capital (5)	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	—	70.00	15.09
— other (5)	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Hawaii Self Storage, LLC January 2006
	2004	2005	2006	2007
Gross revenues	$—	$—	$1,274,908	$1,444,850
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	—	513,446	955,055
Interest expense	—	—	618,049	725,363
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$143,413	$(235,568)

Taxable income
— from operations	$—	$—	$143,413	$(235,568)
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	—	143,413	(235,568)
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	143,413	(235,568)
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	143,413	—
— from sales and refinancing	—	—	—	—
— from other (5)	—	—	191,349	—

Cash generated (deficiency) after cash distributions	—	—	(191,349)	(235,568)
Less: Special items (not including sales and refinancing) (6)	—	—	(234,417)	(230,027)

Cash generated (deficiency) after cash distributions and special items	$—	$—	$43,068	$(5,541)

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$23.51	$(38.62)
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	23.51	—
— return of capital (5)	—	—	31.37	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	—	23.51	—
— other (5)	—	—	31.37	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Self Storage REIT, Inc. November 2005
	2004	2005	2006	2007
Gross revenues	$—	$10,567	$2,831,431	$5,979,893
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	1,599	1,479,954	2,898,595
Interest expense	—	2,273	979,314	1,743,255
Depreciation (2)	—	9,295	404,256	843,600

Net income (loss) — GAAP basis (1)	$—	$(2,600)	$(32,093)	$494,443

Taxable income
— from operations	$—	$(2,600)	$(32,093)	$494,443
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	(57,285)	369,931	840,588
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	(57,285)	369,931	840,588
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	369,931	840,588
— from sales and refinancing	—	—	—	—
— from other (5)	—	17,401	289,860	1,306,103

Cash generated (deficiency) after cash distributions	—	(74,686)	(289,860)	(1,306,103)
Less: Special items (not including sales and refinancing) (6)	—	(1,402,005)	(889,063)	(813,628)

Cash generated (deficiency) after cash distributions and special items	$—	$1,327,319	$599,203	(492,475)

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$(0.80)	$(1.34)	16.57
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	15.47	28.18
— return of capital (5)	—	5.37	12.12	43.78
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	—	15.47	28.18
— other (5)	—	5.37	12.12	43.78
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA 615 N 48th St, LLC December 2005
	2004	2005	2006	2007
Gross revenues	$—	$—	$5,536,142	$9,193,858
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	—	905,799	2,450,241
Interest expense	—	—	3,688,401	3,272,103
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$941,942	$3,471,514

Taxable income
— from operations	$—	$—	$941,942	$3,471,514
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	—	941,942	3,471,514
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	941,942	3,471,514
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	941,942	—
— from sales and refinancing	—	—	—	—
— from other (5)	—	—	206,600	—

Cash generated (deficiency) after cash distribution	—	—	(206,600)	3,471,514
Less: Special items (not including sales and refinancing) (6)	—	—	(1,713,596)	3,920,704

Cash generated (deficiency) after cash distributions and special items	$—	$—	$1,506,996	$(449,190)

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$28.01	$103.23
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	28.01	—
— return of capital (5)	—	—	6.14	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	—	28.01	—
— other (5)	—	—	6.14	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Medical Towers, LP May 2006
	2004	2005	2006	2007
Gross revenues	$—	$—	$2,973,238	$6,140,787
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	—	866,851	3,079,533
Interest expense	—	—	726,837	1,946,210
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$1,379,550	$1,115,044

Taxable income
— from operations	$—	$—	$1,379,550	$1,115,044
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	—	1,379,550	1,115,044
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	1,379,550	1,115,044
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	256,014	877,250
— from sales and refinancing	—	—	—	—
— from other (5)	—	—	—	—

Cash generated (deficiency) after cash distributions	—	—	1,123,536	237,794
Less: Special items (not including sales and refinancing) (6)	—	—	410	995,589

Cash generated (deficiency) after cash distributions and special items	$—	$—	$1,123,126	$(757,795)

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$94.75	$76.58
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	17.58	60.25
— return of capital (5)	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	—	17.58	60.25
— other (5)	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA 5500 S. Quebec St, LLC July 2006
	2004	2005	2006	2007
Gross revenues	$—	$—	$864,317	$4,387,963
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	—	308,371	1,318,703
Interest expense	—	—	162,702	1,272,826
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$393,244	$1,796,434

Taxable income
— from operations	$—	$—	$393,244	$1,796,434
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	—	393,244	1,796,434
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	393,244	1,796,434
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	63,559	437,989
— from sales and refinancing	—	—	—	—
— from other (5)	—	—	—	—

Cash generated (deficiency) after cash distributions	—	—	329,685	1,358,445
Less: Special items (not including sales and refinancing) (6)	—	—	24,640	1,327,910

Cash generated (deficiency) after cash distributions and special items	$—	$—	$305,045	$30,535

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$27.14	123.96
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	4.39	30.22
— return of capital (5)	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	—	4.39	30.22
— other (5)	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA SF Self Storage, DST October 2006
	2004	2005	2006	2007
Gross revenues	$—	$—	$126,235	$1,897,376
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	—	46,279	1,271,876
Interest expense	—	—	34,190	621,717
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$45,766	$3,783

Taxable income
— from operations	$—	$—	$45,766	$3,783
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	—	45,766	3,783
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	45,766	3,783
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	—	—
— from sales and refinancing	—	—	—	—
— from other (5)	—	—	—	—

Cash generated (deficiency) after cash distributions	—	—	45,766	3,783
Less: Special items (not including sales and refinancing) (6)	—	—	21,630	(47,828)

Cash generated (deficiency) after cash distributions and special items	$—	$—	$24,136	$51,611

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$3.78	$0.31
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	—	—
— return of capital (5)	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	—	—	—
— other(5)	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Hawthorne, LLC December 2006
	2004	2005	2006	2007
Gross revenues	$—	$—	$16,875	$191,650
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	—	411	142,533
Interest expense	—	—	—	94,449
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$16,464	$(45,332)

Taxable income
— from operations	$—	$—	$16,464	$(45,332)
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	—	16,464	(45,332)
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	16,464	(45,332)
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	—	—
— from sales and refinancing	—	—	—	—
— from other (5)	—	—	—	—

Cash generated (deficiency) after cash distribution	—	—	16,464	(45,332)
Less: Special items (not including sales and refinancing) (6)	—	—	16,661	(518,252)

Cash generated (deficiency) after cash distributions and special items	$—	$—	$(197)	$472,920

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$2.20	(6.04)
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	—	—
— return of capital (5)	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	—	—
— other (5)	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	Madison County Self Storage, DST August 2007
	2004	2005	2006	2007
Gross revenues	$—	$—	$—	$410,469
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	—	—	297,921
Interest expense	—	—	—	12,544
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$—	$100,004

Taxable income
— from operations	$—	$—	$—	$100,004
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	—	—	100,004
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales				100,004
and refinancing	—	—	—	—
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	—	—
— from sales and refinancing	—	—	—	—
— from other (5)	—	—	—	—

Cash generated (deficiency) after cash distributions	—	—	—	100,004
Less: Special items (not including sales and refinancing) (6)	—	—	—	63,936

Cash generated (deficiency) after cash distributions and special items	$—	$—	$—	$36,068

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$—	22.22
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	—	—
— return of capital (5)	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	—	—	—
— other (5)	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Grand Promenade, LLC September 2006
	2004	2005	2006	2007
Gross revenues	$—	$—	$—	$4,233,468
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	—	—	1,244,372
Interest expense	—	—	—	2,177,507
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$—	$811,589

Taxable income
— from operations	$—	$—	$—	$811,589
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	—	—	811,589
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales				811,589
and refinancing	—	—	—	—
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	—	811,589
— from sales and refinancing	—	—	—	—
— from other (5)	—	—	—	272,557

Cash generated (deficiency) after cash distributions	—	—	—	(272,557)
Less: Special items (not including sales and refinancing) (6)	—	—	—	(301,390)

Cash generated (deficiency) after cash distributions and special items	$—	$—	$—	$28,833

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$—	32.69
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	—	32.69
— return of capital (5)	—	—	—	10.98
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	—	—	32.69
— other (5)	—	—	—	10.98
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	Fontaine Business Park, LLC November 2007
	2004	2005	2006	2007
Gross revenues	$—	$—	$—	$186,721
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	—	—	57,332
Interest expense	—	—	—	69,148
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$—	$60,241

Taxable income
— from operations	$—	$—	$—	$60,241
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	—	—	60,241
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales				60,241
and refinancing	—	—	—	—
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	—	—
— from sales and refinancing	—	—	—	—
— from other (5)	—	—	—	—

Cash generated (deficiency) after cash distributions	—	—	—	60,241
Less: Special items (not including sales and refinancing) (6)	—	—	—	50,256

Cash generated (deficiency) after cash distributions and special items	$—	$—	$—	$9,985

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$—	5.24
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	—	—
— return of capital (5)	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	—	—	—
— other (5)	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

NOTES TO TABLE III

(1)	USA Self Storage REIT, Inc. maintains its books on a GAAP basis of accounting rather than a tax basis.
(2)

USA Self Storage REIT, Inc. calculates depreciation of real property on the straight-line method over estimated useful lives ranging primarily from 5 to 40 years. The tenant-in-common and Delaware Statutory Trust offered programs do not report depreciation or amortization of the real property due to the nature of the co-tenancy interests held by the individual investors.

(3)	Operating expenses include the ongoing operating costs of the real estate and management fees paid to affiliates for such services as asset management, administrative and accounting.
(4)

The U.S. Commercial Exchange Entity programs, consisting of tenant-in-common ownership in real estate properties, maintain their books on a tax basis of accounting rather than a GAAP basis. There are several potential differences in tax and GAAP basis, including, among others: (a) tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year, (b) rental income is recorded on a tax basis as it is received rather than being accrued on a straight-line basis over the life of the lease for GAAP, (c) Operating expenses are generally recorded in the period in which they are paid, which may not be the period in which they were incurred. These differences generally result in timing differences between fiscal years but total income over the life of the real estate investment will not be significantly different between the two bases of accounting.

(5)

Cash generated from operations generally includes net income plus depreciation and amortization if applicable. Distributions in excess of cash flow from operations are generally funded by alternative sources such as releases from funded reserves, return of equity proceeds or other financing proceeds.

(6)	Special items consist of cash flows associated with capital contributions, mortgage debt proceeds and total acquisition costs (See Tables I and VI).
(7)

The offering involves a “Master Lease” of the property. The “Master Tenant”, an affiliate of the sponsor, is required to make stated rent payments on a monthly, triple net, basis to the investors under the terms of the “Master Lease”, whether or not property cash flows are sufficient to pay such stated rent (See note 5 in this section “Notes to Table III”). Special items consist of changes in escrow and reserve accounts and changes in other assets and liabilities.

Past performance is not necessarily indicative of future results

TABLE IV

RESULTS OF COMPLETED PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

This table sets forth summary information on the results of Prior Real Estate Programs that completed operations completed operations during the previous five years. The information relates only to programs with investment objectives similar to this program.

Program Name	USA 2000 West Loop, LP
Dollar amount raised	$22,800,000
Number of properties purchased	1
Date of closing of offering	6/24/2005
Date of first sale of property	10/31/2007
Date of final sale of property	10/31/2007

Tax and Distribution Data Per $1,000 Investment Through 3/31/05
Federal income tax results:
Ordinary income (loss)
— from operations	—
— from recapture	—
Capital gain (loss)	—
Deferred gain
— Capital	—
— Ordinary	—

Cash distributions to investors
Source (on Tax Basis)
— Investment income	260
— Return of capital	1,000

Source (on cash basis)
— Sales	1,061
— Refinancing	—
— Operations	198
— Other	—

Receivable on net purchase money financing	—

NOTE TO TABLE IV

(1)

The program included in this table is a tenant-in-common program involving investors generally engaged in tax deferred exchanges. Accordingly, each tenant-in-common investor has an individual tax basis for determining amortization and depreciation; therefore, there is no presentation of Federal Income Tax Results.

Past performance is not necessarily indicative of future results

TABLE V

SALES OR DISPOSALS OF PROPERTIES FOR PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following Table sets forth sales or other disposals of properties by Prior Real Estate Programs during the most recent three years. The information relates only to programs with investment objectives similar to this program.

			Selling Price, Net of Closing Costs and GAAP Adjustments
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total
USA 2000 West Loop, LP	4/29/2005	10/31/2007	$24,193,755	$35,500,000	—	—	$59,693,755

			Cost of Properties Including Closing and Soft Costs
Property			Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs(4)		Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
USA 2000 West Loop, LP			$35,500,000	$16,570,000		$52,070,000	$3,373,608

NOTES TO TABLE V

(1)	The sale was not to an affiliated party.
(2)	No purchase money mortgages were taken back by this program.
(3)	The sale is not being reported on an installment basis.
(4)	The amount shown does not include a pro rata share of the original offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of the property.

Past performance is not necessarily indicative of future results

APPENDIX C

STRATEGIC STORAGE TRUST, INC.

DISTRIBUTION REINVESTMENT PLAN

Amended As of April 28, 2008

Strategic Storage Trust, Inc., a Maryland corporation (the “Company”), has adopted a distribution reinvestment plan (the “DRP”), the terms and conditions of which are set forth below.

1. Distribution Reinvestment. As agent for the stockholders of the Company (“Stockholders”) who (A) purchase shares of the Company’s common stock (the “Shares”) pursuant to the Company’s initial public offering (“Initial Public Offering”), or (B) purchase Shares pursuant to any future offering of the Company (a “Future Offering”) and who elect to participate in the DRP (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such participating Stockholders directly, if permitted under state securities laws and, if not, through the Dealer Manager or participating dealers registered in the participating Stockholder’s state of residence (“Participating Dealers”).

2. Effective Date. The DRP will become effective on the effective date of the Company’s initial public offering. Any amendment to the DRP shall be effective as provided in Section 12.

3. Eligibility and Procedure for Participation. Any Stockholder who purchases Shares pursuant to the Initial Public Offering or any Future Offering, and who has received a prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the dealer manager or Participating Dealer. The Company may elect to deny a Stockholder participation in the DRP if the Stockholder resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes the Stockholder’s participation impracticable or inadvisable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s accepted subscription, enrollment or authorization.

Once enrolled, a Participant may continue to purchase stock under the DRP until all of the shares of stock registered have been sold, the Company has terminated a current offering, or the Company has terminated the DRP. A Participant can choose to have all or a portion of distributions reinvested through the DRP. A Participant may also change the percentage of distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. Any election to increase a Participant’s level of participation must be made through a Participating Dealer or, if purchased other than through a Participating Dealer, through the Company’s dealer manager. Shares will be purchased under the DRP on the date that Distributions are paid by the Company.

Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

4. Purchase of Shares. Participants may acquire DRP Shares from the Company at a price equal to the higher of $9.50 per share or 95% of the fair market value of a share of the Company’s common stock as estimated by the Company’s board of directors or a firm chosen by the Company’s board of directors, until the earliest of (i) the date that all of the DRP Shares registered have been issued or (ii) all offerings terminate and the Company elects to deregister with the SEC the unsold DRP Shares. The DRP Share price was determined by the Company’s board of directors in its business judgment. The Company’s board of directors may set or change the DRP Share price for the purchase of DRP Shares at any time in its sole and absolute discretion based upon such factors as it deems appropriate. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares; however, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to exceed the ownership limit as set forth in the Company’s charter or otherwise would cause a violation of the share ownership restrictions set forth in the Company’s charter.

Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the DRP Shares registered with the SEC in connection with the Company’s Initial Public Offering, (b) Shares to be registered with the SEC in a Future Offering for use in the DRP (a “Future Registration”), or (c) Shares of the Company’s common stock purchased by the Company for the DRP in a secondary market (if available) or on a national stock exchange or national market system (if listed) (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be used for purposes of issuing Shares in the DRP. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the DRP may be at prices lower or higher than the Share price which will be paid for the DRP Shares pursuant to the Initial Public Offering.

If the Company acquires Shares in any Secondary Market for use in the DRP, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

5. No Commissions or Other Charges. No dealer manager fee and no commissions will be paid with respect to the DRP Shares.

6. Exclusion of Certain Distributions. The board of directors of the Company reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from Distributions that may be reinvested in shares under the DRP.

7. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

8. Stock Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

9. Voting. A Participant may vote all shares acquired through the DRP.

10. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distribution payments and amounts of Distributions paid during the prior fiscal year.

11. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation for any reason, Distributions paid subsequent to termination will be distributed to the Stockholder in cash.

12. Amendment or Termination of DRP by the Company. The board of directors of the Company may be majority vote (including a majority of the Independent Directors) amend, modify, suspend or terminate the DRP for any reason upon 10 days’ written notice to the Participants; provided, however, no such amendment shall add compensation to the DRP or remove the opportunity for a Participant to terminate participation in the plan, as specified above.

13. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death, or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. Any limitation of the Company’s liability under this Section 13 may be further limited by Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, as applicable. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.